UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2012
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VALLEY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-28342 (Commission File Number)	54-1702380 (I.R.S. Employer Identification No.)
36 Church Avenue, S.W. Roanoke, Virginia (Address of principal executive offices)	24011 (Zip Code)
Registrant’s telephone number, including area code:  (540) 342-2265

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On August 23, 2012, Valley Financial Corporation, a registered bank holding company (the “Company”), and its wholly-owned subsidiary, Valley Bank, a state-chartered bank and a member of the Federal Reserve System (the “Bank”), announced that the September 30, 2010 written agreement (“Written Agreement”) with the Federal Reserve Bank of Richmond (the “Reserve Bank”) had been terminated by the Federal Reserve Bank.  In a notice posted on the Federal Reserve System Board of Governors’ website on August 23, 2012, (www.federalreserve.gov), the Federal Reserve Bank noted that the Company and the Bank has fully satisfied all of the provisions of the Written Agreement and, accordingly, the Federal Reserve Bank had terminated the Written Agreement effective August 20, 2012.

The Company's common stock is traded on the NASDAQ Capital Market under the symbol VYFC.

Item 8.01	Other Events

Today, the Company issued a press release announcing the termination of the Written Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	99.1	Press Release dated August 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY FINANCIAL CORPORATION
(Registrant)

Date: August 23, 2012	By:	/s/ Kimberly B. Snyder
Kimberly B. Snyder
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 23, 2012.